EASTMAN CHEMICAL COMPANY
2002 OMNIBUS LONG-TERM COMPENSATION PLAN

1. Purpose

The purpose of the Plan is to provide motivation to Employees of the Company and its Subsidiaries to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Employees through the ownership and performance of Common Stock of the Company. Toward this objective, the Committee may grant stock options, stock appreciation rights (“SARs”), Stock Awards, performance shares, and/or other incentive awards to Employees of the Company and its Subsidiaries on the terms and subject to the conditions set forth in the Plan.

2. Definitions

2.1  “Award” means any form of stock option, SAR, Stock Award, performance shares, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

2.2  “Award Notice” means a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Change In Control” means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been “previously reported”) in response to Item 1(a) of a Current Report on Form 8-K, as in effect on December 31, 2001, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as (i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change In Control: any acquisition by any corporation if, immediately following such acquisition, more than 75% of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors, or (ii) individuals who constitute the Board on January 1, 2002 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that: any person becoming a director subsequent to January 1, 2002 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board, (iii) upon approval by the Company’s stockholders of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or (iv) upon approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary.

2.5  “Change In Control Price” means the highest closing price (or, if the  shares are not traded on an exchange, the highest last sale price or closing “asked” price) per share paid for the purchase of Common Stock in a national securities market during the ninety (90) day period ending on the date the Change In Control occurs.

2.6  “Change In Ownership” means a Change In Control that results directly or indirectly in the Common Stock (or the stock of any successor to the Company received in exchange for Common Stock) ceasing to be publicly traded in a national securities market.

2.7  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8  “Committee” means the Compensation and Management Development Committee of the Board or such other committee, designated by the Board, authorized to administer the Plan under Section 3 hereof. The Committee shall consist of not less than two members. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

2.9  “Common Stock” means the $.01 par value common stock of the Company.

2.10  “Company” means Eastman Chemical Company.

2.11  “Covered Employee” means an individual defined in Code Section 162(m)(3).

2.12  “Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, a Subsidiary, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant has suffered a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

2.13  “Employee” means an employee of the Company or a Subsidiary.

2.14  “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.15  “Fair Market Value” means the closing price of the shares of Common Stock on the New York Stock Exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded; provided, however, that if at any relevant time the shares of Common Stock are not traded on the New York Stock Exchange, the “Fair Market Value” shall be determined by reference to the closing price of the shares of Common Stock on another national securities exchange, if applicable, or if the shares are not traded on an exchange but are traded in the over-the-counter market, by reference to the last sale price or the closing “asked” price of the shares in the over-the-counter market as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service.

2.16  “Participant” means any individual to whom an Award has been granted by the Committee under the Plan.

2.17  “Plan” means the Eastman Chemical Company 2002 Omnibus Long-Term Compensation Plan.

2.18  “Qualified Performance-Based Award” means (i) any stock option or SAR granted under the Plan, or (ii) any other Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Measures as set forth in Section 12.

2.19  “Qualified Performance Measures” means one or more of the performance measures listed in Section 12(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

2.20  “SAR” is an Award that shall entitle the recipient to receive a payment equal to the appreciation in value of a stated number of shares of Common Stock from the price established in the Award to the market value of such number of shares of Common Stock on the date of exercise.

2.21  “Section 162(m) Exemption” means the exemption from the limitation on  deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

2.22  “Section 16 Insider” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act with respect to the Company.

2.23  “Stock Award” means an Award granted pursuant to Section 10 hereof in the form of shares of Common Stock, restricted shares of Common Stock and/or Units of Common Stock.

2.24  “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of eighty percent (80%) or more.

2.25  “Unit” means a bookkeeping entry used by the Company to record and  account for the grant of the following Awards until such time as the Award is paid, canceled, forfeited or terminated, as the case may be: Units of Common Stock, SARs and performance shares that are expressed in terms of Units of Common Stock.

3. Administration

The Plan shall be administered by the Committee. The Committee shall have the authority to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (c) select Employees to become Participants and receive Awards under the Plan; (d) determine the form of an Award, whether a stock option, SAR, Stock Award, performance share, or other incentive award established by the Committee, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice; (e) determine whether Awards should be granted singly, in combination or in tandem; (f) grant waivers of Plan terms, conditions, restrictions and limitations; (g) accelerate the vesting, exercise or payment of an Award or the performance period of an Award in the event of a Participant’s termination of employment or when such action or actions would be in the best interest of the Company; (h) establish such other types of Awards, besides those specifically enumerated in Section 2.1 hereof, which the Committee determines are consistent with the Plan’s purpose; and (i) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. In addition, in order to enable Employees who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan. Subject to Section 23, the Committee shall also have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Company or a Subsidiary.  All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive.

The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may select, grant, and establish the terms of Awards to Section 16 Insiders or Covered Employees.

4. Eligibility

Any Employee is eligible to become a Participant in the Plan.

5. Shares Available

The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 7,500,000, provided that the maximum number of shares of Common Stock available for grant of Stock Awards or performance shares under the Plan during its term shall not exceed 1,500,000. (Such amounts shall be subject to adjustment as provided in Section 18.) Any shares of Common Stock related to Awards that are settled in cash in lieu of Common Stock shall be available again for grant under the Plan. Similarly, any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Further, any shares of Common Stock that are used by a Participant for the full or partial payment to the Company of the purchase price of Common Stock upon exercise of a stock option, or for withholding taxes due as a result of such exercise, shall again be available for Awards under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 300,000. The maximum fair market value of any Awards (other than options and SARs) that may be received by a Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be the equivalent value of 200,000 shares of Common Stock as of the first business day of such calendar year. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6. Effective Date; Term

The Plan shall become effective as of the date upon which it is approved by the stockholders of the Company. No Awards shall be exercisable or payable before the Plan shall have become effective. Awards shall not be granted pursuant to the Plan after May 2, 2007.

7. Participation

The Committee shall select, from time to time, Participants from those Employees who, in the opinion of the Committee, can further the Plan’s purposes.  Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Notices the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

8. Stock Options

(a) Grants.  Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code, other tax-qualified stock options, or non-qualified stock options (i.e., stock options that are not incentive or other tax-qualified stock options), or a combination of any of the above.

(b)           Terms and Conditions of Options.  An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an option may be exercised. The price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the stock option’s grant. Each stock option shall expire not later than ten years from its date of grant, or, in the case of stock options granted in countries outside the U.S., not later than ten years and six months from the date of grant, to the extent that such term complies with local country tax, legal, or accounting requirements.

(c) Restrictions Relating to Incentive Stock Options.  Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Accordingly, the aggregate market value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be required by the Code). Each incentive stock option shall expire not later than ten years from its date of grant.

(d) Additional Terms and Conditions.  The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan. Without limiting the generality of the foregoing, options may provide for the automatic granting of new options at the time of exercise.

(e) Exercise.  The Committee shall determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Common Stock shall be delivered or deemed to be delivered by Participants.

9. Stock Appreciation Rights

(a) Grants.  Awards may be granted in the form of SARs. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value is the difference between the option price of such related stock option and the Fair Market Value of the Common Stock on the date of exercise.

(b) Terms and Conditions of Tandem SARs.  A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise.

(c) Terms and Conditions of Freestanding SARs.  Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. Freestanding SARs shall have a term specified by the Committee, in no event to exceed ten years. The exercise price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the Freestanding SAR grant. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of a Freestanding SAR may be exercised.

(d) Deemed Exercise.  The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

(e) Additional Terms and Conditions.  The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10. Stock Awards

(a) Grants.  Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine. Stock Awards may be actual shares of Common Stock or the economic equivalent thereof (“Stock Award Units”).

(b) Award Restrictions.  Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, without limitation, restrictions on transferability and continued employment of the Participant. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of the applicable restrictions lapse.

(c) Rights as Stockholder.  During the period in which any restricted shares of Common Stock are subject to restrictions imposed pursuant to Section 10(b), the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, without limitation, the right to vote such shares and to receive dividends.  Any dividends accruing on an Award of restricted stock shall be paid or distributed to the Participant no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture.

(d) Evidence of Award.  Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11. Performance Shares

(a) Grants.  Awards may be granted in the form of performance shares. Performance shares, as that term is used in the Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.

(b) Performance Criteria.  Performance shares shall be contingent upon the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

(c) Additional Terms and Conditions.  The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

12. Performance Goals for Certain Section 162(m) Awards

(a) The provisions of the Plan are intended to ensure that all stock options and SARs granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

(b) When granting any Award other than stock options or SARs, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Measures, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a Subsidiary or a division, region, department or function within the Company or a Subsidiary: (1) return on capital, equity, or assets (including economic value created), (2) productivity, (3) cost improvements, (4) cash flow, (5) sales revenue growth, (6) net income, earnings per share, or earnings from operations, (7) quality, (8) customer satisfaction, or (9) stock price or total stockholder return. Measurement of the Company’s performance against the goals established by the Committee shall be objectively determinable, and to the extent such goals are expressed in standard accounting terms, performance shall be measured according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date.

(c) Each Qualified Performance-Based Award (other than a stock option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Measures, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided that (i) the Committee may provide, either in connection with the grant of an Award or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, and (ii) the provisions of Sections 25 and 26 shall apply notwithstanding this sentence.

(d) Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Measures or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

13. Payment of Awards

At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14. Dividends and Dividend Equivalents

If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.  All dividends or dividend equivalents that are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested in additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.  Notwithstanding the foregoing, any dividends or dividend equivalents accruing on an Award shall be paid or distributed to the Participant no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends or dividend equivalents is no longer subject to a substantial risk of forfeiture.

15. Deferral of Awards

No Option or SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option or SAR. At the discretion of the Committee, payment of a Stock Award, performance share, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code and its regulations. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock. The Committee may also, in its discretion, require deferral of payment of any Award (other than an Option or SAR) or portion thereof if payment of the Award would, or could in the reasonable estimation of the Committee, result in the Participant receiving compensation in excess of the maximum amount deductible by the Company under the Code.

16. Termination of Employment

If a Participant’s employment with the Company or a Subsidiary terminates for a reason other than death, Disability, retirement, or any other approved reason, all unexercised, unearned, and/or unpaid Awards, including without limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be canceled or forfeited, as the case may be, unless the Participant’s Award Notice provides otherwise. Subject to Section 30, the Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute Disability, retirement or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of such Participant’s death, Disability, retirement or termination for an approved reason.

17. Nonassignability

No Awards (other than unrestricted Stock Awards) or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any state or federal securities laws applicable to transferable Awards. During the lifetime of the Participant no Award shall be payable to or exercisable by anyone other than the Participant to whom it was granted, other than (a) in the case of a permanent

Disability involving a mental incapacity or (b) in the case of an Award transferred in accordance with the preceding sentence.

18. Changes in Capital Structure

(a)           Mandatory Adjustments.  In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under Section 5 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (stock-split), a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the shares then subject to each Award shall, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

(b)           Discretionary Adjustments.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, combination or exchange of shares, or any transaction described in Subsection 18(a), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Common Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Common Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

(c)           General.  Any discretionary adjustments made pursuant to this Section 18 shall be subject to the provisions of Section 23.  To the extent that any adjustments made pursuant to this Section 18 cause incentive stock options to cease to qualify as such under applicable provisions of the Code, such options shall be deemed to be non-qualified stock options.

19. Withholding Taxes

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event hereunder, the Company may elect in its discretion, and Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by withholding or having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections by Participants shall be irrevocable, made in writing, and signed by the Participant.

20. Noncompetition; Confidentiality

A Participant will not, without the written consent of the Company, either during his or her employment by the Company or thereafter, disclose to anyone or make use of any confidential information which he or she has acquired during his or her employment relating to any of the business of the Company, except as such disclosure or use may be required in connection with his or her work as an employee of Company. During Participant’s employment by Company, and for a period of two years after the termination of such employment, he or she will not, either as principal, agent, consultant, employee or otherwise, engage in any work or other activity in competition with the Company in the field or fields in which he or she has worked for the Company. The agreement in this Section applies separately in the United States and in other countries but only to the extent that its application shall be reasonably necessary for the protection of the Company. Unless the Award Notice specifies otherwise, a Participant shall forfeit all rights under this Plan to any unexercised or unpaid Awards or to the deferral of any Award, dividend, or dividend equivalent, if, in the determination of the Committee, the Participant has violated the Agreement set forth in this Section 20, and in that event any further payment, deferral of payment, or other action with respect to any Award, dividend, or dividend equivalent shall be made or taken, if at all, in the sole discretion of the Committee. For purposes of this Section 20, “Company” shall include any Subsidiary employing the Participant.

21. Regulatory Approvals and Listings

Notwithstanding anything contained in the Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any State or

Federal law or ruling of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

22. Plan Amendment

Except as provided in Section 25 and Section 26, the Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of shares of Common Stock issuable under the Plan, or (iii) materially modify the requirements for eligibility, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the Exchange Act, (ii) to comply with the listing or other requirements of a stock exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

23. Award Amendments

Except as provided in Section 25 or Section 26, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) subject to the terms of the applicable Award Notice, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in (at the spread value in the case of stock options or SARs) or otherwise settled on the date of such amendment or termination;

(b) the original term of any stock option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) except as otherwise provided in Section 18, the exercise price of any stock option or SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) no termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

24. Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable Federal law.

25. Change In Ownership

(a) Background.  Upon a Change In Ownership: (i) the terms of this Section 25 shall immediately become operative, without further action or consent by any person or entity; (ii) all conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid, and/or deferred Award, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall automatically become one hundred percent (100%) vested immediately.

(b) Dividends and Dividend Equivalents.  Upon a Change In Ownership, all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Section 25 in the identical manner and time as the Award with respect to which such dividends or dividend equivalents have been credited. For example, if upon a Change In Ownership, an Award under this Section 25 is to be paid in a prorated fashion, all unpaid dividends and dividend equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

(c) Treatment of Performance Shares.  If a Change In Ownership occurs during the term of one or more performance periods for which the Committee has granted performance shares (hereinafter a “current performance period”), the term of each such current performance period shall immediately terminate upon the occurrence of such event. Upon a Change In Ownership, for each current performance period and each completed performance period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained (hereinafter a “completed performance period”), it shall be assumed that the performance objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof.

A Participant in one or more current performance periods shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Awards previously granted for each such performance period. Such prorated portion shall be determined by multiplying the number of performance shares granted to the Participant by a fraction, the numerator of which is the total number of whole and partial years (with each partial year being treated as a whole year) that have elapsed since the beginning of the performance period, and the denominator of which is the total number of years in such performance period.

A Participant in one or more completed performance periods shall be considered to have earned and, therefore, be entitled to receive all the performance shares previously granted during each such performance period.

(d) Valuation of Awards.  Upon a Change In Ownership, all outstanding Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), and performance shares (including those earned as a result of the application of Subsection 25(c) above) and all other outstanding stock-based Awards, shall be valued and cashed out on the basis of the Change In Control Price.

(e) Payment of Awards.  Upon a Change In Ownership, any Participant, whether or not still employed by the Company or a Subsidiary, shall be paid, in a single lump sum cash payment, as soon as practicable but in no event later than 75 days after the Change In Ownership (unless a later date is required by Section 30(b) hereof), the value of all of such Participant’s outstanding Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), and performance shares (including those earned as a result of Subsection 25(c) above), and all other outstanding Awards, including those granted by the Committee pursuant to its authority under Subsection 3(h) hereof.

For purposes of making any payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

(f) Deferred Awards.  Upon a Change in Ownership, all Awards deferred by a Participant under Section 15 hereof, but for which such Participant has not received payment as of such date, shall be paid in a single lump-sum cash payment as soon as practicable, but in no event later than 90 days after the Change In Ownership (unless a later date is required by Section 30(b) hereof). For purposes of making any payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

(g) Miscellaneous.  Upon a Change In Ownership, (i) the provisions of Sections 16 and 20 (solely as such Section relates to noncompetition and not as such Section relates to confidentiality) shall become null and void and of no further force and effect; and (ii) no action, including, without limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Ownership.

(h) Legal Fees.  The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change In Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

(i) Adjustment to Provisions.  Notwithstanding that a Change in Ownership has occurred, the Committee may elect to deal with Awards in a manner different from that contained in this Section 25, in which case the provisions of this Section 25 shall not apply and such alternate terms shall apply. Such Committee action shall be effective only if it is made by the Committee prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Ownership or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Ownership.

26. Change In Control.

(a) Background.  All Participants shall be eligible for the treatment afforded by this Section 26 if their employment terminates within two years following a Change In Control, unless the termination is due to (i) death, (ii) Disability, (iii) Cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in the Company’s termination allowance plan, if any), or that is not in the same geographic area (as defined in the Company’s termination allowance plan, if any), or (B) resignation within 30 days following a reduction in base pay, or (v) retirement entitling the Participant to benefits under his or her employer’s retirement plan.

For purposes hereof, “Cause” means (a) the continued failure by an Employee to substantially perform such Employee’s duties of employment after warnings identifying the lack of substantial performance are communicated to the Employee by the employer to identify the manner in which the employer believes that the Employee has not substantially performed such duties, or (b) the engaging by an Employee in illegal conduct that is materially and demonstrably injurious to the Company or a Subsidiary.

(b) Vesting and Lapse of Restrictions.  If a Participant is eligible for treatment under this Section 26, (i) all of the conditions, restrictions, and limitations in effect on any of such Participant’s unexercised, unearned, unpaid and/or deferred Awards (or any other of such Participant’s outstanding Awards) shall immediately lapse as of the date of termination of employment; (ii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of such Participant’s Awards on or after such date, and in no event shall any of such Participant’s Awards be forfeited on or after such date; and (iii) all of such Participant’s unexercised, unvested, unearned and/or unpaid Awards (or any other of such Participant’s outstanding Awards) shall automatically become one hundred percent (100%) vested immediately upon termination of employment.

(c) Dividends and Dividend Equivalents.  If a Participant is eligible for treatment under this Section 26, all of such Participant’s unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be paid under this Section 26 in the identical manner and time as the Award with respect to which such dividend or dividend equivalents have been credited. For example, if upon a Change In Control, an Award under this Section 26 is to be paid in a prorated fashion, all unpaid dividends and dividend equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

(d) Treatment of Performance Shares.  If a Participant holding performance shares is terminated under the conditions described in Subsection (a) above, the provisions of this Subsection (d) shall determine the manner in which such performance shares shall be paid to such Participant. For purposes of making such payment, each current performance period, as that term is defined in Subsection 25(c) hereof, shall be treated as terminating upon the date of the Participant’s termination of employment, and for each such current performance period and each completed performance period, as that term is defined in Subsection 25(c) hereof, it shall be assumed that the performance objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof. If the Participant is participating in one or more current performance periods, he or she shall be considered to have earned and, therefore, be entitled to receive that prorated portion of the Awards previously granted for each such performance period, as determined in accordance with the formula established in Subsection 25(c) hereof. A Participant in one or more completed performance periods shall be considered to have earned and, therefore, be entitled to receive all the performance shares previously granted during each performance period.

(e) Valuation of Awards.  If a Participant is eligible for treatment under this Section 26, such Participant’s Awards shall be valued and cashed out in accordance with the provisions of Subsection 25(d) hereof.

(f) Payment of Awards.  If a Participant is eligible for treatment under this Section 26, such Participant shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 75 days after the date of such Participant’s termination of employment (unless a later date is required by Section 30(b) hereof), the value of all of such Participant’s outstanding Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), and performance shares (including those earned as a result of Subsection 26(d) above), and all of such Participant’s other outstanding Awards. For purposes of making any payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

(g) Deferred Awards.  If a Participant is eligible for treatment under this Section 26, all of the deferred Awards for which such Participant has not received payment as of the date of such Participant’s termination of employment shall be paid in a single lump-sum cash payment as soon as practicable, but in no event later than 90 days after the date of such Participant’s termination (unless a later date is required by Section 30(b) hereof). For purposes of making any payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

(h) Miscellaneous.  Upon a Change In Control, (i) the provisions of Sections 16 and 20 (solely as such Section relates to noncompetition and not as such Section relates to confidentiality) shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in Subsection (a) above; and (ii) no action, including, without limitation, the amendment, suspension or termination of the Plan, shall be taken that would affect the rights of such Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change In Control or to which such Participant may become entitled as a result of such Change In Control.

(i) Legal Fees.  The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change In Control; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the Determination that the position taken by the Participant was frivolous or advanced in bad faith.

(j) Adjustment to Provisions.  Notwithstanding that a Change In Control has occurred, the Committee may elect to deal with Awards in a manner different from that contained in this Section 26, in which case the provisions of this Section 26 shall not apply and such alternate terms shall apply. Such Committee action shall be effective only if it is made by the Committee prior to the occurrence of an event that otherwise would be or probably will lead to a Change In Control or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that  otherwise would be or probably will lead to a Change In Control.

27. No Right to Employment or Participation

Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate the employment of any Participant at any time. Further, the adoption of the Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

28. No Right, Title, or Interest in Company Assets

No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in such Participant’s name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Subsection 10(c) hereof. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

29. Securities Laws

With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

30. Special Provisions related to Section 409A of the Code

(a) Notwithstanding anything in the Plan or in any Award Notice to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Notice by reason of the occurrence of a Change In Control, Change In Ownership, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change In Control, Change In Ownership, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.  This provision does not prohibit the vesting of any Award.  If this provision prevents the payment or distribution of any amount or benefit under the Plan or any Award Notice, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Notice that is permissible under Section 409A.

(b) If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(c) Notwithstanding anything in the Plan or in any Award Notice to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Notice by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service (subject to exceptions specified in the final regulations under Code Section 409A); and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service (subject to exceptions specified in the final regulations under Code Section 409A), whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

         (d) Eligible Participants who are service providers to a Subsidiary may be granted Options or SARs under this Plan only if the Subsidiary qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.